1Q 24 FINANCIAL April 16, 2024 HIGHLIGHTS

2 +11% Revenue Growth: Pre-tax Margin: EPS Growth: • Revenue Growth: Revenue of $4.5bn up 3% YoY – Investment services fees up 8% YoY – Investment management and performance fees flat YoY – Foreign exchange revenue down 14% YoY – Net interest income down 8% YoY • Expense Discipline: Expense of $3.2bn up 2% YoY; up 1%(b) excluding notable items • Balance Sheet Strength: – Average total deposits of $279bn up 2% YoY and QoQ – Tier 1 leverage ratio of 5.9% and CET1 ratio of 10.8% – LCR of 117% and NSFR of 136% • Profitability: – ROE of 10.7% and ROTCE(a) of 20.7% • Capital Returns: Returned $1.3bn to common shareholders, including $324mm of dividends and $988mm of share repurchases – Board of Directors authorized new $6bn share repurchase program – 138% total payout ratio year-to-date +3% 29% 1Q24 Financial Highlights ROTCE(a): 20.7% Tier 1 Leverage: 5.9% Expense Growth: +2% (a) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (b) Represents a non-GAAP measure. See page 12 in the Appendix for the corresponding reconciliation of the non-GAAP measure of expense excluding notable items. Note: Above comparisons are 1Q24 vs. 1Q23, unless otherwise noted. Prior period results have been restated to reflect the adoption of new accounting guidance for our investments in renewable energy projects, effective Jan. 1, 2024. Refer to Form 8-K dated March 26, 2024 for further information.

1Q24 Financial Results

$mm, except per share data or unless otherwise noted	1Q24	4Q23	1Q23	1Q24 vs. 4Q23	1Q24 vs. 1Q23
Income Statement					
Investment services fees	$2,278	$2,242	$2,119	2%	8%
Investment management and performance fees	776	743	776	4	—
Foreign exchange revenue	152	143	176	6	(14)
Other fee revenue	99	86	85	15	16
Total fee revenue	**$3,305**	**$3,214**	**$3,156**	**3%**	**5%**
Investment and other revenue	182	43	131	N/M	N/M
Net interest income	1,040	1,101	1,128	(6)	(8)
Total revenue	**$4,527**	**$4,358**	**$4,415**	**4%**	**3%**
Provision for credit losses	27	84	27	N/M	N/M
Noninterest expense	3,176	3,995	3,100	(21)	2
Income before income taxes	**$1,324**	**$279**	**$1,288**	**375%**	**3%**
Net income applicable to common shareholders	$953	$162	$911	488%	5%
Avg. common shares and equivalents outstanding *(mm)* - diluted	762	772	808	(1)%	(6)%
EPS	**$1.25**	**$0.21**	**$1.13**	**495%**	**11%**
Key Performance Indicators					
Operating leverage[(a)]				**2,438 bps**	**9 bps**
Pre-tax margin	**29%**	**6%**	**29%**		
ROE	10.7%	1.8%	10.4%		
ROTCE[(b)]	**20.7%**	**3.6%**	**20.5%**		
Non-GAAP measures, excluding notable items[(c)]					
Adjusted total revenue	$4,527	$4,508	$4,416	—%	3%
Adjusted noninterest expense	3,138	3,116	3,094	1	1
Adjusted EPS	1.29	1.29	1.13	—	14
Adjusted operating leverage				**(29) bps**	**109 bps**
Adjusted pre-tax margin	**30%**	**29%**	**29%**		
Adjusted ROTCE	**21.3%**	**21.1%**	**20.6%**		

(a) Note: See page 11 in the Appendix for corresponding footnotes.
(b) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Each of the below line items represents a non-GAAP measure. See pages 12 and 13 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items.
N/M – not meaningful.

3

BNY MELLON

Capital and Liquidity

	1Q24	4Q23	1Q23
Consolidated regulatory capital ratios:[(a)]			
Tier 1 capital ($mm)	$22,722	$22,863	$22,595
Average assets for Tier 1 leverage ratio ($mm)	386,146	383,705	389,358
Tier 1 leverage ratio	**5.9%**	**6.0%**	**5.8%**
Common Equity Tier 1 ("CET1") capital ($mm)	$18,382	$18,534	$17,761
Risk-weighted assets ($mm)	169,851	161,528	162,692
CET1 ratio	**10.8%**	**11.5%**	**10.9%**
Supplementary leverage ratio ("SLR")	7.0%	7.3%	6.8%
Consolidated regulatory liquidity ratios:[(a)]			
Liquidity coverage ratio ("LCR")	117%	117%	118%
Net stable funding ratio ("NSFR")	136%	135%	132%
Capital returns:			
Cash dividends per common share	$0.42	$0.42	$0.37
Common stock dividends ($mm)	$324	$328	$304
Common stock repurchases ($mm)	988	450	1,256
Total capital return ($mm)	**$1,312**	**$778**	**$1,560**
Total payout ratio	138%	480%	171%
Profitability			
ROE	10.7%	1.8%	10.4%
ROTCE[(b)]	20.7%	3.6%	20.5%
Adjusted ROTCE[(c)]	**21.3%**	**21.1%**	**20.6%**

Capital

- **Tier 1 leverage ratio** of 5.9%, down 7 bps QoQ
  - Tier 1 capital of $22.7bn decreased $141mm QoQ, primarily reflecting capital returned through common stock repurchases and dividends, partially offset by capital generated through earnings
  - Average assets for Tier 1 leverage ratio of $386bn increased $2.4bn QoQ
- **CET1 ratio** of 10.8%, down 65 bps QoQ
  - CET1 capital of $18.4bn decreased $152mm QoQ, primarily reflecting capital returned through common stock repurchases and dividends, partially offset by capital generated through earnings
  - RWA of $169.9bn increased by $8bn QoQ, primarily reflecting higher agency securities lending balances and client overdraft balances at period-end

Liquidity

- **LCR** of 117%, flat QoQ
- **NSFR** of 136%, up 1%-pt QoQ

(a) Note: See page 11 in the Appendix for corresponding footnotes.
(b) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Represents a non-GAAP measure. See page 13 in the Appendix for the corresponding reconciliations of the non-GAAP measure of ROTCE excluding notable items.

4

BNY MELLON

5 1,128 1,100 1,016 1,101 1,040 1Q23 2Q23 3Q23 4Q23 1Q24 1Q24 vs.   1Q24   4Q23   1Q23   Total assets $404 1% (1)% Total interest-earning assets $346 1% (1)% Cash and reverse repo 142 (2) 4 Loans 66 — 4 Investment securities 134 5 (7) Noninterest-bearing $50 (5)% (29)% Interest-bearing 229 4 12 Total deposits $279 2% 2%                Net Interest Income and Balance Sheet Trends Net Interest Income ($mm) 1.29% 1.20% 1.18% 1.26% 1.19% 1Q23 2Q23 3Q23 4Q23 1Q24 Net Interest Margin Balance Sheet Trends ($bn, average) • Net interest income of $1,040mm down 8% YoY and down 6% QoQ – QoQ decrease primarily driven by changes in balance sheet mix • Net interest margin of 1.19% down 10 bps YoY and down 7 bps QoQ – QoQ decrease primarily driven by changes in balance sheet mix • Avg. total deposits of $279bn up 2% YoY and QoQ

Securities Services

Select Income Statement Data

$mm, unless otherwise noted	1Q24	1Q24 vs. 4Q23	1Q24 vs. 1Q23
Asset Servicing	$1,013	4%	8%
Issuer Services	261	(8)	11
Total investment services fees	**$1,274**	**1%**	**8%**
Foreign exchange revenue	124	5	(11)
Other fees	59	9	7
Investment and other revenue	99	N/M	N/M
Net interest income	583	(8)	(12)
Total revenue	**$2,139**	**(2)%**	**1%**
Provision for credit losses	11	N/M	N/M
Noninterest expense	1,537	(7)	—
Income before income taxes	**$591**	**28%**	**4%**

Key Performance Indicators

$bn, unless otherwise noted	1Q24	4Q23	1Q23
Pre-tax margin	28%	21%	27%
AUC/A *(trn)*(a)(b)	$35.4	$34.2	$32.6
Deposits *(average)*	$175	$171	$167
Issuer Services			
Total debt serviced *(trn)*(c)	$14.0	$14.0	$13.6
Number of sponsored Depositary Receipts programs	527	543	577

- **Total revenue** of $2,139mm **up 1% YoY**
  - Investment services fees up 8% YoY
    - > Asset Servicing up 8% YoY, primarily reflecting higher market values, net new business and higher client activity
    - > Issuer Services up 11% YoY, primarily reflecting higher Depositary Receipts revenue
  - Foreign exchange revenue down 11% YoY
  - Net interest income down 12% YoY
- **Noninterest expense** of $1,537mm **flat YoY**, primarily reflecting higher investments and employee merit increases, offset by efficiency savings
- **Income before income taxes** of $591mm **up 4% YoY**

Note: See page 11 in the Appendix for corresponding footnotes. Prior period segment results have been revised to reflect the realignment of similar products and services within our lines of business. Refer to Form 8-K dated March 26, 2024 for further information on these revisions.
N/M – not meaningful.

6

BNY MELLON

Market and Wealth Services

Select Income Statement Data

$mm, unless otherwise noted	1Q24	1Q24 vs. 4Q23	1Q24 vs. 1Q23
Pershing	$482	2%	3%
Treasury Services	184	3	5
Clearance and Collateral Management	329	2	13
Total investment services fees	**$995**	**2%**	**7%**
Foreign exchange revenue	24	14	33
Other fees	58	16	14
Investment and other revenue	17	N/M	N/M
Net interest income	423	(3)	(7)
Total revenue	**$1,517**	**1%**	**3%**
Provision for credit losses	5	N/M	N/M
Noninterest expense	834	—	7
Income before income taxes	**$678**	**7%**	**(2)%**

Key Performance Indicators

$bn, unless otherwise noted	1Q24	4Q23	1Q23
Pre-tax margin	45%	42%	47%
AUC/A *(trn)*[(a)(b)]	$13.1	$13.3	$13.7
Deposits *(average)*	$90	$88	$86
Pershing			
AUC/A *(trn)*[(a)]	$2.6	$2.5	$2.4
Net new assets (U.S. platform)[(c)]	(2)	(4)	37
Daily average revenue trades (DARTs) (U.S. platform) *('000)*	290	229	261
Average active clearing accounts *('000)*	7,991	8,012	7,849
Treasury Services			
U.S. dollar payment volumes *(daily average)*	237,124	243,005	236,322
Clearance and Collateral Management			
Tri-party collateral management balances *(average)*	$5,157	$5,248	$5,626

- **Total revenue** of $1,517mm **up 3% YoY**
  - Investment services fees up 7% YoY
    - > Pershing up 3% YoY, primarily reflecting higher market values and client activity, partially offset by lost business in the prior year
    - > Treasury Services up 5% YoY, primarily reflecting net new business
    - > Clearance and Collateral Management up 13% YoY, primarily reflecting higher collateral management fees and clearance volumes
  - Foreign exchange revenue up 33% YoY
  - Net interest income down 7% YoY
- **Noninterest expense** of $834mm **up 7% YoY**, primarily reflecting higher investments and revenue-related expense, and employee merit increases, partially offset by efficiency savings
- **Income before income taxes** of $678mm down **2% YoY**

Note: See page 11 in the Appendix for corresponding footnotes. Prior period segment results have been revised to reflect the realignment of similar products and services within our lines of business. Refer to Form 8-K dated March 26, 2024 for further information on these revisions.
N/M – not meaningful.

7

BNY MELLON

Investment and Wealth Management

Select Income Statement Data

$mm, unless otherwise noted	1Q24	1Q24 vs. 4Q23	1Q24 vs. 1Q23
Investment management fees	$768	6%	2%
Performance fees	10	N/M	N/M
Distribution and servicing fees	70	6	27
Other fees	(60)	N/M	N/M
Investment and other revenue	17	N/M	N/M
Net interest income	41	(9)	(9)
Total revenue	**$846**	**25%**	**2%**
Provision for credit losses	(1)	N/M	N/M
Noninterest expense	740	8	—
Income (loss) before income taxes	**$107**	**N/M** (d)	**15%**
Total revenue by line of business:			
Investment Management	$576	39%	2%
Wealth Management	270	2	2
Total revenue	**$846**	**25%**	**2%**

Key Performance Indicators

$bn, unless otherwise noted	1Q24	4Q23	1Q23
Pre-tax margin	13%	(1)%	11%
Deposits	$11	$12	$16
Assets under management ("AUM")(a)	$2,015	$1,974	$1,908
Long-term active strategies net flows	$16	$4	$7
Index net flows	(15)	(10)	(2)
Short-term strategies net flows	16	7	—
Total net flows	$17	1	5
Wealth Management			
Client assets(b)	$309 (c)	$312	$279

- **Total revenue** of $846mm **up 2% YoY**
  - Investment Management up 2% YoY, primarily reflecting higher market values, partially offset by the mix of AUM flows and lower performance fees
  - Wealth Management up 2% YoY, primarily reflecting higher market values, partially offset by changes in product mix and lower net interest income
- **Noninterest expense** of $740mm **flat YoY**, primarily reflecting higher investments and employee merit increases, offset by efficiency savings
- **Income before income taxes** of $107mm **up 15% YoY**
- **AUM** of $2.0trn **up 6% YoY**, primarily reflecting higher market values
- Wealth Management **client assets** of $309bn **up 11% YoY**, primarily reflecting higher market values and cumulative net inflows

Note: See page 11 in the Appendix for corresponding footnotes. Prior period segment results have been revised to reflect the realignment of similar products and services within our lines of business. Refer to Form 8-K dated March 26, 2024 for further information on these revisions.
N/M – not meaningful.

8

BNY MELLON

9 $mm, unless otherwise noted 1Q24 4Q23 1Q23 Fee revenue $(17) $(17) $3 Investment and other revenue 47 38 38 Net interest (expense) (7) (15) (36) Total revenue $23 $6 $5 Provision for credit losses 12 (6) 27 Noninterest expense 65 820 41 Income (loss) before income taxes $(54) $(808) $(63)                 Other Segment Select Income Statement Data Select Income Statement Data • Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense – YoY improvement primarily reflects a 1Q23 strategic equity investment loss • Noninterest expense increased YoY, primarily driven by higher severance expense

APPENDIX

11 Footnotes Page 3 – 1Q24 Financial Results (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. Page 4 – Capital and Liquidity (a) Regulatory capital and liquidity ratios for March 31, 2024 are preliminary. For our CET1 ratio, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for March 31, 2024 was the Standardized Approach, and for December 31, 2023 and March 31, 2023 was the Advanced Approaches. Page 6 – Securities Services (a) March 31, 2024 information is preliminary. (b) Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at March 31, 2024 and December 31, 2023 and $1.5 trillion at March 31, 2023. (c) Reported amounts have been revised from previously reported amounts. Page 7 – Market and Wealth Services (a) March 31, 2024 information is preliminary. (b) Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business. (c) Net new assets represent net flows of assets (e.g., net cash deposits and net securities transfers, including dividends and interest) in customer accounts in Pershing LLC, a U.S. broker-dealer. Page 8 – Investment and Wealth Management (a) March 31, 2024 information is preliminary. Excludes assets managed outside of the Investment and Wealth Management business segment. (b) March 31, 2024 information is preliminary. Includes AUM and AUC/A in the Wealth Management line of business. (c) The realignment of similar products and services within our lines of business reduced client assets attributed to the Wealth Management business. Refer to Form 8-K dated March 26, 2024 for further information. (d) Excluding notable items, income before taxes decreased 27% (non-GAAP) compared with 4Q23. See page 13 in the Appendix for the corresponding reconciliation of this non-GAAP measure.

12 Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items 1Q24 vs.  $mm, except per share amounts 1Q24 4Q23 1Q23 4Q23 1Q23 Total revenue – GAAP $4,527 $4,358 $4,415 4% 3% Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture(a) — (144) — Disposal (losses)(a) — (6) (1) Adjusted total revenue, ex-notables — Non-GAAP $4,527 $4,508 $4,416 —% 3% Noninterest expense – GAAP $3,176 $3,995 $3,100 (21)% 2% Less: Severance(b) 36 200 — Litigation reserves(b) 2 47 6 FDIC special assessment(b) — 632 — Adjusted noninterest expense, ex-notables — Non-GAAP $3,138 $3,116 $3,094 1% 1% Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $953 $162 $911 488% 5% Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture(a) — (144) — Disposal (losses)(a) — (5) — Severance(b) (27) (153) — Litigation reserves(b) (2) (47) (4) FDIC special assessment(b) — (482) — Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation — Non- GAAP $982 $993 $915 (1)% 7% Diluted earnings per share – GAAP $1.25 $0.21 $1.13 495% 11% Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture(a) — (0.19) — Disposal (losses)(a) — (0.01) — Severance(b) (0.04) (0.20) — Litigation reserves(b) — (0.06) (0.01) FDIC special assessment(b) — (0.62) — Adjusted diluted earnings per share — Non-GAAP (c) $1.29 $1.29 $1.13 —% 14% Operating leverage – GAAP(d) 2,438 bps 9 bps Adjusted operating leverage — Non-GAAP(d) (29) bps 109 bps Pre-tax operating margin – GAAP 29% 6% 29% Adjusted pre-tax operating margin — Non-GAAP 30% 29% 29% (a) Reflected in Investment and other revenue. (b) Severance is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively. (c) 1Q23 does not foot due to rounding. (d) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

Return on Common Equity and Tangible Common Equity Reconciliation

$mm	1Q24	4Q23	1Q23
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$953	$162	$911
Add: Amortization of intangible assets	12	14	14
Less: Tax impact of amortization of intangible assets	3	4	3
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	**$962**	**$172**	**$922**
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture	—	(144)	—
Disposal (losses)	—	(5)	—
Severance	(27)	(153)	—
Litigation reserves	(2)	(47)	(4)
FDIC special assessment	—	(482)	—
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	**$991**	**$1,003**	**$926**
Average common shareholders' equity	$35,905	$36,050	$35,483
Less: Average goodwill	16,238	16,199	16,160
Average intangible assets	2,848	2,858	2,899
Add: Deferred tax liability – tax deductible goodwill	1,209	1,205	1,187
Deferred tax liability – intangible assets	655	657	660
Average tangible common shareholders' equity – Non-GAAP	$18,683	$18,855	$18,271
Return on common equity[(a)] – GAAP	10.7%	1.8%	10.4%
Adjusted return on common equity[(a)] – Non-GAAP	11.0%	10.9%	10.5%
Return on tangible common equity[(a)] – Non-GAAP	20.7%	3.6%	20.5%
Adjusted return on tangible common equity[(a)] – Non-GAAP	21.3%	21.1%	20.6%

Impact of Notable Items – Investment and Wealth Management Segment

$mm	1Q24	4Q23	1Q24 vs. 4Q23
Income (loss) before income taxes – GAAP	$107	$(4)	N/M
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture	—	(144)	
Severance	(4)	(12)	
Adjusted income before taxes – Non-GAAP	**$111**	**$152**	**(27)%**

(a) Quarterly results are annualized.

13

BNY MELLON

14 A number of statements in our presentations, the accompanying slides and the responses to questions on our conference call discussing our quarterly results may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about The Bank of New York Mellon Corporation’s (the “Corporation,” “we,” “us,” or “our”) capital plans including dividends and repurchases, total payout ratio, financial performance, fee revenue, net interest revenue, expenses, cost discipline, efficiency savings, operating leverage, pre-tax margin, capital ratios, organic growth, pipeline, deposits, interest rates and yield curves, securities portfolio, taxes, investments, including in technology and product development, innovation in products and services, artificial intelligence, client experience, strategic priorities and initiatives, transition to a platforms operating model, capabilities, resiliency, risk profile, human capital management and the effects of the current and near-term market and macroeconomic outlook on us, including on our business, operations, financial performance and prospects. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially as we complete our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Forward-looking statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “momentum,” “ambition,” “aspiration,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors. These factors include: continued elevated levels of inflation and interest rates and the corresponding impacts on macroeconomic conditions, client behavior and our funding costs; liquidity and interest rate volatility; potential recessions or slowing of growth in the US, Europe and other regions; the impacts of continued hostilities in the Middle East; our ability to execute against our strategic initiatives, including our transition to a platforms operating model; potential increased regulatory requirements and costs; and the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2023 (the “2023 Annual Report”) and our other filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements about the timing, profitability, benefits and other prospective aspects of business and expense initiatives, our financial outlook and our medium-term financial targets, and how they can be achieved, are based on our current expectations regarding our ability to execute against our strategic initiatives, as well as our balance sheet size and composition, and may change, possibly materially, from what is currently expected. Statements about our outlook on fee revenue are subject to various factors, including market levels, client activity, our ability to win and onboard new business, lost business, pricing pressure and our ability to launch new products to, and expand relationships with, existing clients. Statements about our outlook on net interest revenue are subject to various factors, including interest rates, continued quantitative tightening, re-investment yields and the size, mix and duration of our balance sheet size, including with respect to deposits, loan balances and the securities portfolio. Statements about our outlook on expenses are subject to various factors, including investments, revenue-related expenses, efficiency savings, merit increases, inflation and currency fluctuations. Statements about our target Tier 1 leverage ratio and CET1 ratio are subject to various factors, including capital requirements, interest rates, capital-levels, risk-weighted assets and the size of our balance sheet, including deposit levels. Statements about the timing, manner and amount of any future common stock dividends or repurchases, as well as our outlook on total payout ratio, are subject to various factors, including our capital position, capital deployment opportunities, prevailing market conditions, legal and regulatory considerations and our outlook for the economic environment. Statements about our future effective tax rate are subject to various factors including, changes in the tax rates applicable to us, changes in our earnings mix, our profitability, the assumptions we have made in forecasting our expected tax rate, the interpretation or application of existing tax statutes and regulations, as well as any corporate tax legislation that may be enacted or any guidance that may be issued by the U.S. Internal Revenue Service. You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Non-GAAP Measures. In this presentation, the accompanying slides and our responses to questions, we may discuss certain non-GAAP measures in detailing our performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in our reports filed with the SEC, including the 2023 Annual Report, the first quarter 2024 earnings release and the first quarter 2024 financial supplement, which are available at www.bnymellon.com/investorrelations. Forward-Looking Non-GAAP Financial Measures. From time to time we may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for expenses excluding notable items. We are unable to provide a reconciliation of forward- looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results. Cautionary Statement